UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 1, 2021

DEFENSE TECHNOLOGIES INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54851	99-0363802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2683 Via De La Valle, Suite G418, Del Mar, CA 92014

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 520-9485

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:   None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

FORM 8-K

When used in this Current Report on Form 8-K, the terms “company”, “Defense Technologies,” “DTII”, “we,” “us,” “our” and similar terminology, reference Defense Technologies International Corp.

Item  8.01Other Events.

On July 1, 2021, Defense Technologies International Corp. issued a press release to announce the appointment of a new, non-exclusive sales representative for its Passive Portal walk-through weapons detector and EBT Station. Also, on July 7, 2021, the company issued a press release to announce that the company has reached an agreement to install its Passive Portal unit on the grounds of Coastal Carolina University located in Conway, South Carolina. The company anticipates the installation in late July 2021.

Annexed hereto as Exhibits 99.1 and 99.2 are copies of the press releases.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated July 1, 2021
99.2	Press Release dated July 7, 2021

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Defense Technologies International Corp.

Date: July 8, 2021	By:	/S/ MERRILL W. MOSES
Merrill W. Moses
President, CEO and
Interim Chief Financial Officer